SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Bottomline Technologies (de), Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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BOTTOMLINE TECHNOLOGIES (de), INC.

325 Corporate Drive

Portsmouth, New Hampshire 03801

Notice of Annual Meeting of Stockholders

To be held on November 20, 2003

To the stockholders of Bottomline Technologies (de), Inc.:

The annual meeting of stockholders of Bottomline Technologies (de), Inc., a Delaware corporation, will be held on Thursday, November 20, 2003 at 3:00 p.m., local time, at the corporate offices of Bottomline Technologies (de), Inc., at 325 Corporate Drive, Portsmouth, New Hampshire 03801, for the purpose of considering and voting upon the following matters:

1.	To elect three Class II directors for the ensuing three years;

2.	To ratify the selection of Ernst & Young LLP as independent auditors of the company for the current fiscal year; and

3.	To transact such other business as may properly come before the annual meeting, including any postponements or adjournments thereof.

Our board of directors has no knowledge of any other business to be transacted at the annual meeting.

We are enclosing a copy of our annual report to stockholders for the fiscal year ended June 30, 2003 with the proxy statement that accompanies this notice of meeting. The annual report contains consolidated financial statements and other information of interest to you.

Holders of record of our common stock at the close of business on October 10, 2003 are entitled to receive this notice and to vote at the annual meeting.

We urge you to attend the annual meeting in person. However, in order to make sure that you are represented at the annual meeting, we also urge you to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope.

By order of the Board of Directors,

/s/    Daniel M. McGurl

Daniel M. McGurl

Chairman of the Board of Directors

October 21, 2003

Portsmouth, New Hampshire

BOTTOMLINE TECHNOLOGIES (de), INC.

325 Corporate Drive

Portsmouth, New Hampshire 03801

Proxy Statement

For the Annual Meeting of Stockholders

To be held on November 20, 2003

This proxy statement is furnished to you in connection with the solicitation of proxies by our board of directors for the annual meeting of stockholders to be held on Thursday, November 20, 2003 at 3:00 p.m., local time, at the corporate offices of Bottomline Technologies (de), Inc., at 325 Corporate Drive, Portsmouth, New Hampshire 03801, including any postponements or adjournments thereof.

The notice of the annual meeting, this proxy statement, our annual report to stockholders for the fiscal year ended June 30, 2003, which we sometimes refer to as “fiscal 2003,” and the enclosed proxy are first being mailed to stockholders on or about October 22, 2003.

Voting of Proxies

All shares held by stockholders who are entitled to vote and who are represented at the annual meeting by properly executed proxies received prior to or at the annual meeting will be voted in accordance with the instructions indicated on the proxy card, unless it is revoked prior to the vote. If a proxy card does not specify how the proxy is to be voted with respect to a particular matter, the shares will be voted “FOR” approval of the matter.

A proxy may be revoked before it is used to cast a vote. To revoke a proxy, a stockholder must:

•	file with the corporate secretary of the company, at or before the taking of the vote, a written notice of revocation bearing a later date than the proxy;

•	duly execute a later dated proxy relating to the same shares and deliver it to the corporate secretary of the company before the taking of the vote; or

•	attend the annual meeting and vote in person. Attendance at the annual meeting, if a stockholder does not vote, will not be sufficient to revoke a proxy.

Any written notice of revocation or subsequent proxy should be sent to us at the following address: Bottomline Technologies (de), Inc., 325 Corporate Drive, Portsmouth, New Hampshire 03801, Attention: Corporate Secretary.

If a stockholder indicates on a proxy that the shares should be voted “FOR” approval of the matters presented at the annual meeting, the proxies will have discretion to vote the shares on any other matters which are properly presented at the annual meeting for consideration, including a motion to adjourn the annual meeting to another time or place for the purpose of soliciting additional proxies, unless a stockholder withholds authorization for the proxies to use their discretion.

Stockholders Entitled to Vote

Our board of directors has fixed October 10, 2003 as the record date for the determination of stockholders entitled to vote at the annual meeting. Only holders of record of our common stock at the close of business on the record date are entitled to notice of and to vote at the annual meeting. On October 10, 2003, there were 16,588,555 shares of our common stock outstanding and entitled to vote. Each share of common stock will have one vote for each matter to be voted upon at the annual meeting.

Votes Required

The holders of at least a majority of the shares of our common stock issued and outstanding and entitled to vote at the annual meeting will constitute a quorum for the transaction of business at the annual meeting. Shares of common stock present in person or represented by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present at the annual meeting.

If a broker does not have discretionary voting authority to vote shares for which it is the holder of record with respect to a particular matter at the annual meeting, the shares cannot be voted by the broker, although they will be counted in determining whether a quorum is present. Accordingly, these broker non-votes and abstentions would have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast on that matter (such as the election of the Class II directors and the ratification of the selection of our independent auditors).

The affirmative vote of the holders of shares representing at least a plurality of the votes cast by the holders of our common stock entitled to vote at the annual meeting is required for the election of the Class II directors. The affirmative vote of the holders of shares representing at least a majority of the votes cast by the holders of our common stock entitled to vote at the annual meeting is required for the ratification of the selection of our independent auditors for the current fiscal year ending June 30, 2004.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, as of September 15, 2003, regarding the beneficial ownership of shares of our common stock by (a) each person or entity known by us to own beneficially more than 5% of the outstanding shares of our common stock, (b) each of the “named executive officers,” as described in the Summary Compensation Table below, (c) each director and director nominee of the company, and (d) the directors and executive officers of the company as a group. The address of each of our directors, except William O. Grabe, and named executive officers is c/o Bottomline Technologies (de), Inc., 325 Corporate Drive, Portsmouth, New Hampshire 03801. The address of Rowan Nominees Limited is c/o Bank of New York, One Canada Square, London E14 5AF. The address of William O. Grabe and General Atlantic Partners 74, L.P. is c/o General Atlantic Service Corporation, 3 Pickwick Plaza, Greenwich, CT 06830. The address of McGurl Family Limited Partnership is c/o Bottomline Technologies (de), Inc., 325 Corporate Drive, Portsmouth, New Hampshire 03801. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which we sometimes refer to as the “SEC,” and generally includes voting power and/or investment power with respect to securities. Shares of common stock subject to options and/or warrants currently exercisable or exercisable within 60 days of September 15, 2003 are deemed outstanding for purposes of computing the percentage beneficially owned by the person or entity holding the options and/or warrants, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person or entity. Except as indicated by footnote, we believe that the persons and entities named in this table, based on information provided by them, have sole voting and investment power with respect to the shares of common stock indicated.

	Shares Beneficially Owned			Options and/ or Warrants Included in Shares Beneficially Owned
Name of Beneficial Owner	Number		Percent	Number
5% Stockholders
General Atlantic Partners 74, L.P.	3,455,700		21.7%	—
McGurl Family Limited Partnership	1,018,750		6.4%	—
Rowan Nominees Limited	1,420,825		8.9%	66,926

Executive Officers and Directors
Joseph L. Mullen	475,232		2.9%	265,626
Daniel M. McGurl	1,232,501	(1)	7.6%	213,751
Robert A. Eberle	339,572		2.1%	310,002
Christopher J. Bishop	17,675		*	13,750
Peter S. Fortune	74,644		*	39,437
Joseph L. Barry, Jr	192,675		1.2%	52,500
John W. Barter	—		—	—
William O. Grabe	3,459,450	(2)	21.7%	3,750
Dianne Gregg	31,000		*	30,000
James L. Loomis	805,750		5.0%	15,000
James W. Zilinski	76,500		*	52,500
All executive officers and directors as a group (11 persons)	6,704,999		39.5%	996,316

*	Represents less than 1% of the outstanding shares of common stock.
(1)	1,018,750 of these shares are held by the McGurl Family Limited Partnership, as set forth in this table. Mr. McGurl disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(2)	3,455,700 of these shares are held by General Atlantic Partners 74, L.P. and affiliated entities, as set forth in this table. Mr. Grabe disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

PROPOSAL 1—ELECTION OF CLASS II DIRECTORS

We have three classes of directors, currently consisting of three Class I directors, three Class II directors and three Class III directors. At each annual meeting, directors are elected for a full term of three years to succeed those whose terms are expiring. The terms of the three classes are staggered in a manner so that only one class is elected by stockholders annually. Mr. William O. Grabe, Mr. Joseph L. Mullen and Mr. James W. Zilinski are currently serving as Class II directors. The Class II directors elected this year will serve as members of our board of directors until the 2006 annual meeting of stockholders, or until their respective successors are elected and qualified.

The persons named in the enclosed proxy will vote to re-elect Mr. Grabe, Mr. Mullen and Mr. Zilinski as Class II directors unless the proxy is marked otherwise. Mr. Grabe, Mr. Mullen and Mr. Zilinski have indicated their willingness to serve on our board of directors, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by our board of directors. Our board of directors has no reason to believe that Mr. Grabe, Mr. Mullen or Mr. Zilinski would be unable to serve if elected.

Set forth below for each director, including the Class II director nominees, is information as of September 15, 2003 with respect to his or her (a) name and age, (b) positions and offices at the company, (c) principal occupation and business experience during at least the past five years, (d) directorships, if any, of other publicly held companies and (e) the year such person became a director of the company.

Name	Age	Director Since	Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Class II directors, nominees to be elected at the annual meeting (terms expiring in 2006)

William O. Grabe	65	2002	Mr. Grabe has served as a Managing Member of General Atlantic Partners, LLC, a private equity investment firm focused on the information technology, process outsourcing and communications industries, since 1992. General Atlantic Partners, LLC is an affiliate of Bottomline. Prior to Mr. Grabe’s affiliation with General Atlantic Partners, LLC, Mr. Grabe served as Vice President and General Manager for Marketing and Services at IBM Corporation. Mr. Grabe is also a director of Digital China Holdings Limited, Exact Holding N.V., FirePond, Inc., a software development company, Compuware Corporation, a provider of software products and services, and Gartner, Inc., a provider of research and analysis on the technology industry.†#

Joseph L. Mullen	51	1996	Mr. Mullen has served as Chief Executive Officer of Bottomline since August 2002 and as President since September 2000. From September 2000 to April 2001, Mr. Mullen also served as Chief Operating Officer of Bottomline. From July 1996 to September 2000, Mr. Mullen served as Executive Vice President of Operations of Bottomline. From July 1991 to July 1996, Mr. Mullen served as Vice President of Sales and Marketing of Bottomline. From 1977 to 1989, Mr. Mullen held a variety of positions at IBM Corporation, including Marketing Manager and Northeast Area Market Planning Manager.

Name	Age	Director Since	Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships

James W. Zilinski	59	1994	Mr. Zilinski has served as President and Chief Executive Officer of Berkshire Life Insurance Company of America and as a director of its subsidiary, Berkshire Securities Corp., since 1995. From February 1995 to July 1995, Mr. Zilinski served as an independent consultant. From August 1994 to January 1995, Mr. Zilinski served as President of the Investment Services Group of The BISYS Group, Inc., a provider of outsourcing services to financial institutions. Prior to August 1994, Mr. Zilinski served as Executive Vice President and Chief Marketing Officer of New England Mutual Life Insurance Company.†*#
Class III directors (terms expiring in 2004)

Daniel M. McGurl	67	1989	Mr. McGurl co-founded Bottomline in May 1989, and has served as Chairman of the Board of Directors of Bottomline since May 1989. From May 1989 to August 2002, Mr. McGurl also served as Chief Executive Officer of Bottomline and from May 1989 to September 2000, Mr. McGurl also served as President of Bottomline. From 1987 to 1989, Mr. McGurl served as Senior Vice President of State Street Bank and Trust Company. Prior to 1987, Mr. McGurl held a variety of positions at IBM Corporation, including Director of Marketing Planning and Director of Far East Operations.

James L. Loomis	53	1989	Mr. Loomis co-founded Bottomline in May 1989. From August 1998 until his retirement in September 2000, Mr. Loomis served as Senior Executive Advisor of Bottomline. From July 1996 to August 1998, Mr. Loomis served as Executive Vice President of Bottomline and from May 1989 to July 1996, Mr. Loomis served as Vice President and Treasurer. Prior to 1989, Mr. Loomis held a variety of positions with Nashua Corporation, a manufacturer of imaging supply products, including Director of International Finance and Treasurer of a foreign subsidiary of that company.

John W. Barter	56	2002	From 1988 to 1994, Mr. Barter was Senior Vice President and Chief Financial Officer of AlliedSignal, Inc., now known as Honeywell International, Inc., an advanced technology and manufacturing company. From October 1994 until his retirement in December 1997, Mr. Barter was Executive Vice President of AlliedSignal, Inc. and President of AlliedSignal Automotive. After retiring from AlliedSignal, Inc., Mr. Barter served briefly as Chief Financial Officer of Kestrel Solutions, Inc., a privately-owned early stage company established to develop and bring to market a new product in the telecommunications industry, from January 2000 to May 2001. Kestrel filed a voluntary petition for bankruptcy protection in October 2002. Mr. Barter also serves on the board of directors of BMC Software, Inc., an independent systems software vendor, SRA International, Inc., a provider of information technology services, and SSA Global Technologies, Inc., a developer of Enterprise Resources Planning and related software.*

Name	Age	Director Since	Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Class I directors (terms expiring in 2005)

Joseph L. Barry, Jr.	70	1990	Mr. Barry has served as President of Hallmark Mechanical Corp., a machinery service company, since 1990, and as President of Hallamore Corp., a transportation and rigging company, since 1956. Since 1975, Mr. Barry has served as Chairman of Northeast Concrete Products and since 1978 as co-chairman of New England Teamsters Pension Fund. Mr. Barry is also a director of Heritage Property Investment Trust, Inc., a real estate investment trust.†*#

Robert A. Eberle	42	2000	Mr. Eberle has served as Chief Operating Officer of Bottomline since April 2001 and as Chief Financial Officer and Secretary since September 1998. From September 1998 to May 2001, Mr. Eberle also served as Treasurer of Bottomline. From December 1996 to September 1998, Mr. Eberle served as Executive Vice President of Telxon Corporation, a mobile computing and wireless data company, with primary responsibility for its Technical Subsidiaries Group. From August 1993 to December 1996, Mr. Eberle held a variety of positions at Telxon Corporation and its subsidiary, Itronix Corporation.

Dianne Gregg	48	1999	From September 2001 until her retirement in February 2002, Ms. Gregg served as Corporate Vice President of Leadership Initiatives for Microsoft US. From 1999 to September 2001, Ms. Gregg served as the Corporate Vice President of Microsoft’s Industry Solution Group. She joined Microsoft in June 1994 as the General Manager of the Eastern Region and was promoted to Corporate Vice President in 1996. Prior to Ms. Gregg’s affiliation with Microsoft, she held various sales and consulting positions at IBM Corporation.*

†	Member of compensation committee.
#	Member of nominations and corporate governance committee.
*	Member of audit committee.

Pursuant to the terms of a stock purchase agreement dated as of January 8, 2002, between Bottomline and General Atlantic Partners 74, L.P. and its affiliated entities (collectively, “General Atlantic”), General Atlantic has the right to designate one person to serve on our board of directors so long as General Atlantic hold in the aggregate either (i) at least 5% of the outstanding shares of our common stock or (ii) 30% of the 2,700,000 shares of common stock purchased pursuant to the stock purchase agreement. We agreed to use our reasonable best efforts to have such director nominee elected to our board of directors, including causing officers of Bottomline who hold proxies (unless otherwise directed by the stockholder submitting such proxy) to vote such proxies in favor of the election of the designee. Mr. Grabe, currently a Class II director and a member of the compensation committee and nominations and corporate governance committee of our board of directors, has been nominated as the director designee of General Atlantic to serve as a member of our board of directors. If re-elected at the annual meeting, Mr. Grabe will serve until the 2006 annual meeting of stockholders, or until his successor is elected and qualified.

Board of Directors and Committee Meetings

Our board of directors held five meetings, including by telephone conference, during fiscal 2003. The compensation committee of our board of directors held 4 quarterly meetings, during fiscal 2003, and between such quarterly meetings by phone as required from time to time. The audit committee of our board of directors held ten meetings, including by telephone conference, during fiscal 2003. The nominations and corporate governance committee of our board of directors met as part of our regularly scheduled quarterly board meetings during fiscal 2003. All directors attended at least 75% of the meetings of our board of directors and the committees on which they served, if any, during the period that they served on our board of directors or any such committees.

The compensation committee of our board of directors, currently composed of Mr. Barry, Mr. Grabe and Mr. Zilinski, makes recommendations concerning salaries and incentive compensation for our executive officers and administers and grants stock options under our stock option plans to our executive officers. See “Report of the Compensation Committee on Executive Compensation.” The audit committee of our board of directors currently consists of Mr. Barry, Mr. Barter, Ms. Gregg and Mr. Zilinski. See “Report of the Audit Committee of the Board of Directors.” Our nominations and corporate governance committee, which was established in August 2002, and currently consists of Mr. Barry, Mr. Grabe and Mr. Zilinski, is responsible for nominating candidates for election to the board of directors and reviewing matters of corporate governance, such as director independence. The nominations and corporate governance committee considers suggestions from stockholders regarding possible candidates for membership to the board of directors. Such suggestions, together with appropriate biographical information, should be submitted to the corporate secretary of Bottomline.

Director Compensation

Our non-employee directors receive stock options under our 1998 Director Stock Option Plan. The Director Stock Option Plan currently provides that each non-employee director will be granted an option to purchase 15,000 shares of our common stock on the date of his or her initial election to our board of directors, which will vest ratably over four years on each anniversary of the date of grant. In addition, each non-employee director, other than a director initially elected to the board of directors at the annual meeting of stockholders or at any time after the prior year’s annual meeting, receives an option to purchase 7,500 shares of our common stock on the date of each annual meeting of stockholders. Such options vest annually upon the earlier of one year from the date of grant or the date immediately preceding the next annual meeting of stockholders, so long as the director remains a director of Bottomline. The exercise price per share of all options granted under the plan is the fair market value of a share of our common stock on the date of grant. In fiscal 2003, Mr. Barter received an option to purchase 15,000 shares of our common stock upon his initial election to our board of directors and Mr. Barry, Ms. Gregg, Mr. Loomis and Mr. Zilinski each received an option to purchase 7,500 shares of our common stock.

All of our directors are entitled to reimbursement for expenses incurred to attend board of directors and committee meetings. In addition, beginning in March 2003, each non-employee director receives a fee of $10,000 for each calendar year that the non-employee director serves on the board of directors, payable quarterly, and a fee of $1,250 for each meeting of the board of directors that the non-employee director attends. Each non-employee director who serves as a member of the audit committee, other than the chairperson of such committee, receives an annual fee of $2,000. Each non-employee director who serves as a member of the compensation committee and each non-employee director who serves as a member of the nominations and corporate governance committee, other than the respective chairpersons of such committees, receives an annual fee of $1,000. A non-employee director who serves as the chairman of the audit committee receives an annual fee of $5,000. A non-employee director who serves as the chairman of the compensation committee or of the nominations and corporate governance committee receives an annual fee of $2,000.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on our review of copies of reports filed by reporting persons pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or written representations from reporting persons that no Form 5 filing was required for such persons, we believe that, except as set forth below, during fiscal 2003, all filings required to be made by our reporting persons were timely made in accordance with the requirements of the Securities Exchange Act of 1934. In fiscal 2003, a Form 4 reporting the grant of a stock option was not timely filed by each of Mr. Mullen, Mr. Eberle and Mr. Bishop. In addition, Mr. Fortune did not timely file two Forms 4, each reporting the grant of a stock option.

Executive Compensation

Summary Compensation Table

The following table sets forth certain information concerning the compensation for each of the fiscal years indicated for (i) our chief executive officer, (ii) our former chief executive officer and (iii) for each of our three other most highly compensated executive officers who received annual compensation in excess of $100,000 during fiscal 2003, collectively, the “named executive officers.”

Summary Compensation Table

		Annual Compensation								Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary		Bonus			Other Annual Compensation(1)			Securities Underlying Options(2)	All Other Compensation
Joseph L. Mullen(3) Chief Executive Officer and President	2003 2002 2001	$ $ $	265,562 235,000 227,250	$ $ $	73,125 29,250 34,500		$ $ $	— — —		90,000 100,000 175,000	$ $ $	28,752 4,606 6,063	(4) (5) (5)

Daniel M. McGurl(3) Former Chief Executive Officer	2003 2002 2001	$ $ $	270,000 270,000 270,000	$ $ $	— 36,563 43,125		$ $ $	— — —		— 100,000 150,000	$ $ $	5,373 4,562 5,753	(5) (5) (5)

Robert A. Eberle Chief Financial Officer, Chief Operating Officer and Secretary	2003 2002 2001	$ $ $	247,500 220,000 220,000	$ $ $	65,625 29,250 34,500		$ $ $	— — —		70,000 100,000 175,000	$ $ $	5,738 4,606 5,875	(5) (5) (5)

Peter S. Fortune President of Bottomline Europe	2003 2002 2001	$ $ $	214,650 168,773 120,100	$ $ $	65,446 48,565 148,779	(9)	$ $ $	19,080 17,310 14,412	(6) (6) (6)	100,000 4,000 40,000	$ $ $	11,812 7,286 2,310	(7) (8) (10)

Christopher J. Bishop(11) Executive Vice President and General Manager, Payment Solutions North America	2003		$182,292		$41,006			$—		25,000		$7,631	(5)

(1)	In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits have been omitted in those instances where such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the named executive officer for the fiscal year indicated.
(2)	The number of shares covered by stock options to purchase shares of our common stock granted during the fiscal year indicated.
(3)	In August 2002, Mr. Mullen, then serving as President, also assumed the position of Chief Executive Officer of Bottomline. Mr. McGurl continues to serve as Chairman of the Board of Directors of Bottomline.
(4)	Consists of $22,827 of relocation expenses paid by Bottomline on behalf of Mr. Mullen and a $5,925 contribution made on behalf of Mr. Mullen in our 401(k) plan.
(5)	Consists of a contribution made on behalf of such officer in our 401(k) plan.
(6)	Consists of a car allowance.

(7)	Consists of a $8,403 contribution made on behalf of Mr. Fortune in our United Kingdom group pension plan and $3,409 in health and life insurance premiums paid on behalf of Mr. Fortune.
(8)	Consists of a $4,792 contribution made on behalf of Mr. Fortune in our United Kingdom group pension plan and $2,494 in life and health insurance premiums paid on behalf of Mr. Fortune.
(9)	Includes a bonus of $115,296 paid in connection with the successful closing of our acquisition of Checkpoint Holdings, Ltd., now known as Bottomline Europe.
(10)	Consists of life and health insurance premiums paid on behalf of Mr. Fortune.
(11)	Mr. Bishop served as Executive Vice President of Sales and Marketing North America from May 2002 to June 2003. In July 2003, Mr. Bishop was named Executive Vice President and General Manager, Payment Solutions North America.

Stock Options

The following table sets forth information for each of the named executive officers with respect to the grant of stock options to purchase shares of common stock of the company during fiscal 2003.

Option Grants During Fiscal 2003

	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price Per Share(2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name					5%	10%
Joseph L. Mullen	90,000	10.4%	$5.87	5/13/13	$332,245	$841,974
Daniel M. McGurl	—	—	—	—	$—	$—
Robert A. Eberle	70,000	8.1%	$5.87	5/13/13	$258,413	$654,869
Peter S. Fortune	50,000	5.8%	$5.13	9/19/12	$161,280	$408,715
	50,000	5.8%	$5.87	5/13/13	$184,581	$467,763
Christopher J. Bishop	25,000	2.9%	$5.87	5/13/13	$92,290	$233,882

(1)	The options granted to the named executives above are exercisable in installments over a four year period commencing one year after the date of grant, with 25% becoming vested one year after the date of grant and the remainder vesting in equal installments of 6.25% each quarter thereafter. Also see “Employment and Other Agreements” below with respect to the accelerated vesting of options in connection with certain specified corporate events, such as a merger or acquisition, involving Bottomline.
(2)	Options were granted at the fair market value determined as of the date of the grant, based on the closing price of a share of common stock of the company as reported on the Nasdaq National Market.
(3)	Amounts that may be realized upon exercise of the options immediately before the expiration of their respective terms, assuming the specified compound rates of appreciation (5% and 10%) on the market value of our common stock on the date of the option grants over the term of the respective options. These numbers are calculated based on rules promulgated by the SEC and do not reflect our estimate of future stock price growth, if any. Actual gains, if any, on stock option exercises and common stock holdings are dependent, in part, on the timing of exercise and the future performance of our common stock.

Fiscal Year-End Option Values

The following table sets forth information for each of the named executive officers with respect to the exercise of options, if any, to purchase shares of our common stock during fiscal 2003 and the number and value of options outstanding as of the fiscal year ended June 30, 2003.

Aggregated Option Exercises in Fiscal Year 2003 and

Fiscal Year-End Option Values

	Shares Acquired on Exercise	Value Realized	Number of Shares Underlying Options at June 30, 2003		Value of Unexercised In-the-Money Options at June 30, 2003(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Joseph L. Mullen	—	—	234,690	210,310	$364,055	$313,845
Daniel M. McGurl	—	—	184,377	115,623	$363,755	$121,242
Robert A. Eberle	—	—	281,254	183,748	$363,755	$271,045
Peter S. Fortune	—	—	18,625	119,125	$69,413	$322,488
Christopher J. Bishop	—	—	11,875	53,125	$748	$55,743

(1)	Based on the closing price, $8.01, of a share of common stock of the company, as reported on the Nasdaq National Market on June 30, 2003, less the aggregate exercise price.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under our equity compensation plans as of June 30, 2003:

	(a)		(b)		(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(2)	4,726,619	(3)	$10.65	(3)	2,646,690	(4)
Equity compensation plans not approved by security holders(5)	200,000		$27.13		None

Total	4,926,619		$11.32		2,646,690

(1)	This table excludes 59,020 shares of common stock issuable upon exercise of outstanding options assumed by us in connection with our acquisition of Flashpoint, Inc. in August 2000. The weighted average exercise price of the excluded options is $24.34.
(2)	Consists of the following equity compensation plans: the Amended and Restated 1989 Stock Incentive Plan, the Amended and Restated 1997 Stock Incentive Plan, the 1998 Director Stock Option Plan (the “1998 Director Plan”), the 1998 Employee Stock Purchase Plan (the “1998 ESPP”), the 2000 Employee Stock Purchase Plan (the “2000 ESPP”) and the 2000 Stock Incentive Plan. Shares of common stock are available for issuance only under the 1998 Director Plan, the 1998 ESPP, the 2000 ESPP and the 2000 Stock Incentive Plan.
(3)	Excludes an aggregate of 357,255 shares issuable under the 2000 ESPP, including shares issuable in connection with the current offering period under such plan; such shares are included in column (c) of the table. Currently, there are no outstanding options to purchase common stock of the company pursuant to the 1998 ESPP.
(4)

Consists of 150,000 shares issuable under the 1998 Director Plan, 687,599 shares issuable under the 1998 ESPP and 357,255 shares issuable under the 2000 ESPP in connection with current and future offering periods under such plans and 1,451,836 shares currently issuable under the 2000 Stock Incentive Plan. In addition, under the 2000 Stock Incentive Plan, the number of shares issuable is automatically increased every July 1 by an amount equal to the lesser of (i) five million shares of common stock, (ii) a number of shares of common stock which, when added to the shares that remain available for grant under the 2000 Stock Incentive Plan, is equal to 12% of the outstanding shares on such date, and (iii) an amount determined by our board of directors. The 2000 Stock Incentive Plan provides for the issuance of incentive stock options, non-qualified stock options and restricted stock to our employees, officers, directors, consultants and advisors.

(5)	Consists of warrants issued to (i) 325 Corporate Drive II, LLC for the right to purchase an aggregate of 100,000 shares of common stock at an exercise price of $4.25 per share, which expire in October 2004, and (ii) the former shareholders of Checkpoint Holdings, Ltd. for the right to purchase an aggregate of 100,000 shares of common stock at an exercise price of $50.00 per share, which expire in August 2005. All such warrants were fully vested and exercisable upon their respective issuance. At June 30, 2003, none of the aforementioned warrants had been exercised.

Report of the Compensation Committee on Executive Compensation

This report is submitted by the compensation committee of our board of directors, which is responsible for making recommendations concerning salary and incentive compensation for our employees, and administering and granting stock options under our stock option plans to our executive officers. In addition, the compensation committee consults with our management regarding pension and other benefit plans and our compensation policies and practices.

General Compensation Policy

The compensation committee seeks to achieve the following three broad goals in connection with our executive compensation program:

•	enable Bottomline to attract and retain qualified executives;

•	create a performance-oriented environment by rewarding executives for the achievement of Bottomline’s business objectives and/or in an individual executive’s particular area of responsibility; and

•	provide executives with equity incentives in Bottomline so as to link a portion of an executive’s compensation with the performance of Bottomline’s common stock.

Components of Compensation

To achieve these goals, the executive compensation program consists principally of the following three elements:

•	base salary;

•	cash bonuses; and

•	stock-based equity incentives in the form of participation in Bottomline’s stock option plans.

General Factors for Establishing Compensation

The compensation committee reviews the executive compensation of industry peers with which Bottomline competes for employees to compare the competitiveness of Bottomline’s executive compensation packages. In addition to reviewing industry compensation levels, the compensation committee also considers a number of other factors in establishing the components of each executive officer’s compensation package, as summarized below.

Base Salary

Salaries for executive officers, including the chief executive officer, are generally determined on an individual basis by evaluating the following:

•	the executive’s scope of responsibility, performance, prior employment experience and salary history;

•	Bottomline’s financial performance, including increases in its revenues and profits, if any; and

•	internal consistency within Bottomline’s salary structure.

Incentive Compensation

The compensation committee considers payment of quarterly cash bonuses as part of the compensation packages of Bottomline’s executive officers. Certain specified levels of company financial and operational performance must be achieved before any such bonuses can be earned by executive officers. In general, the compensation committee has tied potential bonus compensation to performance factors, including the executive officer’s efforts and contributions towards obtaining Bottomline’s objectives and overall growth. In determining the aggregate amounts of the cash bonuses to be paid to executive officers in fiscal 2003, including the current chief executive officer, the compensation committee specifically considered the following achievements and the role played by the executive officer in accomplishing such achievements:

•	Bottomline’s improved financial performance during fiscal 2003, based on, among other things, the following metrics: revenues, orders, operating expenses and cash flow.

Long-term Incentive Compensation

Stock options are an element of the compensation packages of Bottomline’s executive officers, including the chief executive officer, because we believe they provide an incentive to executives to maximize stockholder value and because they reward the executives only to the extent that Bottomline stockholders also benefit. The compensation committee believes that it is to Bottomline’s advantage to increase executive officers’ interest in Bottomline’s future performance, as these employees share the primary responsibility for Bottomline’s management and growth. The value of the stock options is derived solely from appreciation of Bottomline’s common stock, if any. In order to promote a longer term management focus and to provide incentive for continued employment with Bottomline, stock option grants generally become exercisable over a three or four year period, with the exercise price being equal to 100% of the fair market value of Bottomline’s common stock on the date of grant.

The size of the option grant made to each executive officer is based upon the following factors:

•	an evaluation of the executive’s past performance;

•	the total compensation being paid to the executive;

•	the anticipated value of the executive’s contribution to Bottomline’s future performance;

•	the executive’s scope of responsibility;

•	the executive’s current position with Bottomline;

•	the number of options awarded to the executive officer during previous fiscal years; and

•	comparability with option grants made to other Bottomline executives.

In fiscal 2003, stock options were granted under Bottomline’s 2000 Stock Incentive Plan to Mr. Mullen, Mr. Eberle, Mr. Fortune and Mr. Bishop. See “Option Grants During Fiscal 2003.”

Chief Executive Officer’s Compensation

Mr. McGurl served as our chief executive officer until August 2002. In August 2002, Mr. Mullen, then our president, assumed the additional position of chief executive officer of Bottomline. In December 1998, Bottomline entered into employment agreements with each of Mr. McGurl and Mr. Mullen, which were subsequently amended in June 2001. Mr. Mullen’s employment agreement was subsequently amended and restated in November 2002. In August 2003, Bottomline entered into a consulting agreement with Mr. McGurl, which is more fully described below. Pursuant to their employment agreements, which are more fully described below, Mr. McGurl received a base salary of $270,000 for fiscal 2003 and Mr. Mullen received a base salary of $265,562 for fiscal 2003. The compensation of our chief executive officer is based upon the same elements and measures of performance as is the compensation of Bottomline’s other executive officers. In its determination to approve a cash bonus to Mr. Mullen of $73,125 in fiscal 2003, the compensation committee specifically considered the following:

•	Bottomline’s improved financial performance during fiscal 2003, based on, among other things, the following metrics: revenues, orders, operating expenses and cash flow.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation over $1,000,000 paid to its chief executive officer and its four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if certain requirements are met. In particular, income recognized upon the exercise of a stock option is not subject to the deduction limitation, if, among other things, the option was granted under a plan approved by the public stockholders and such plan provides a limit on the number of shares with respect to which awards may be granted during a specified period to any individual. Based on the compensation awarded to our chief executive officers and our four other most highly compensated executive officers, it does not appear that the Section 162(m) limitation will have a significant impact on Bottomline in the near term. However, the committee reserves the right to use its judgment to authorize compensation payments that may be subject to the Section 162(m) limitation when the committee believes that such payments are appropriate and in the best interests of Bottomline and its stockholders, after taking into account changing business conditions or the officer’s performance. The compensation committee generally seeks to structure the long-term incentive compensation granted to its executive officers under its stock option plans in a manner that is intended to comply with the performance-based exception to Section 162(m). Nevertheless, there can be no assurance that compensation attributable to stock options granted under its plan will be treated as qualified performance-based compensation under Section 162(m).

By the compensation committee of the board of directors of Bottomline Technologies (de), Inc.

Joseph L. Barry, Jr., Chairman

William O. Grabe

James W. Zilinski

Employment and Other Agreements

Employment Agreements

We entered into an employment agreement with each of Mr. Mullen and Mr. McGurl as of December 3, 1998 and with Mr. Eberle as of September 30, 1998. Each of these agreements was subsequently amended as of June 1, 2001 and the agreements with each of Mr. Mullen and Mr. Eberle were subsequently amended and restated as of November 21, 2002. The provisions of each agreement are substantially the same. We entered into a consulting agreement with Mr. McGurl as of August 28, 2003, which superceded the employment agreement except as described below.

The employment agreement with Mr. McGurl provides that the term is until the later of (a) December 3, 2003 or (b) 24 months after we experience a change in control. We have summarized Mr. McGurl’s employment agreement below as it was in effect in fiscal 2003. In addition, we have summarized below the consulting agreement which is currently in effect. The employment agreements with each of Mr. Mullen and Mr. Eberle provide that the term is until the later of (a) November 21, 2005 or (b) three years after we experience a change in control; provided however, that each employment agreement automatically renews for successive three-year periods unless such agreement is not renewed by either us or the employee pursuant to written notice, or is sooner terminated in accordance with its terms.

Under each employment agreement, a “change in control” of Bottomline would occur if:

•	any person becomes the beneficial owner of more than 50% of the voting power of our outstanding securities;

•	we are acquired through a merger;

•	we are liquidated; or

•	all or substantially all of our assets are sold.

If the employee’s employment is terminated either by the employee as a result of an involuntary termination or by us without cause prior to a potential change in control (each as described below), then (a) all outstanding options held by the employee would become immediately exercisable in full and (b) the employee would be entitled to receive a lump sum payment and continuation of benefits for a period of 24 months in the case of Mr. Mullen and Mr. McGurl, and for a period of 12 months in the case of Mr. Eberle. In the case of Mr. Mullen and Mr. McGurl, the lump sum payment would equal two times the sum of his respective then annual salary plus the maximum amount of bonus he was eligible to earn in the then current year. In the case of Mr. Eberle, the lump sum payment would equal the sum of his then annual salary plus the maximum amount of bonus he was eligible to earn in the then current year.

An involuntary termination would occur if an employee’s duties were changed in a manner such that it results in a significant diminution in his position, duties or responsibilities, his benefits were reduced or he were relocated.

“Cause” means, prior to a change in control of Bottomline, the discharge of the employee resulting from:

•	a felony conviction;

•	willful and persistent failure to attend to material duties or obligations;

•	the breach of confidentiality, non-competition or similar material obligations by the employee; or

•	an act or omission which would constitute a crime involving Bottomline’s property.

The second and third items specified above would not constitute cause after a change in control of Bottomline.

If the employee’s employment is terminated upon or after a potential change in control either by the employee as a result of an involuntary termination or by us without cause, then (a) all outstanding options held by the employee would become immediately exercisable in full and (b) the employee would be entitled to receive a lump sum payment and continuation of benefits for a period of 24 months. In the case of Mr. Mullen and Mr. McGurl, the lump sum payment would equal three times the sum of his respective then annual salary plus the maximum amount of bonus he was eligible to earn in the then current year. In the case of Mr. Eberle, the lump sum payment would equal two times the sum of his then annual salary plus the maximum amount of bonus he was eligible to earn in the then current year.

A “potential change in control” of Bottomline would occur if:

•	we enter into an agreement that would cause a change in control;

•	any person publicly announces an intention to take any action which, if consummated, would constitute a change in control; or

•	our board of directors adopts a resolution to the effect that, for purposes of the employment agreement, a potential change in control has occurred.

Each of the employment agreements also provides that, in the event of a change in control, we would pay any excise tax which the employee would be liable for under Section 4999 of the Internal Revenue Code as a result of having received the severance benefits, as well as the amount necessary to pay all additional taxes imposed on the respective employee as a result of our payment of the excise tax. Pursuant to their respective employment agreements, in fiscal 2003, Mr. McGurl was paid an annual base salary of $270,000, Mr. Mullen was paid an annual base salary of $265,562 and Mr. Eberle was paid an annual base salary of $247,500. Based upon the recommendations of the compensation committee, and as more fully described above, in fiscal 2003, Mr. Mullen received a bonus of $73,125 and Mr. Eberle received a bonus of $65,625.

In addition, following termination of their respective employment other than for “cause”, options then held by each of Mr. McGurl, Mr. Mullen and Mr. Eberle would automatically vest in full and would be exercisable for a period of two years (or the remainder of the option term if less than two years) after the date of termination. However, this automatic vesting of options would not apply to any options granted prior to June 1, 2001 with an exercise price of less than $6.76 per share.

Consulting Agreement

We entered into a consulting agreement with Mr. McGurl as of August 28, 2003. The consulting agreement supercedes and replaces in its entirety, other than with respect to severance and to the acceleration of options in certain specified circumstances, the employment agreement, as amended, summarized above. Mr. McGurl served as chief executive officer until August 2002 and currently serves as chairman of the board of directors.

The term of the consulting agreement is until August 28, 2004. Bottomline may terminate the engagement upon 30 days’ prior written notice to Mr. McGurl or effective immediately upon written notice as a result of “cause” (as defined below). Pursuant to the consulting agreement, Mr. McGurl will receive an aggregate consulting fee of $135,000 over the term of the consulting agreement and is entitled to the reimbursement of reasonable business expenses. In addition, Mr. McGurl retains any and all rights under his employment agreement with respect to severance and the acceleration of any unvested options in the event of a “change in control” (as defined above). As of August 28, 2003, Mr. McGurl held 92,499 unvested options.

For purposes of the consulting agreement, “cause” is defined as (a) a felony conviction or (b) the breach of any material obligation under any agreement with Bottomline that imposes confidentiality, non-competition or similar obligations on Mr. McGurl.

Service Agreement

We are party to a service agreement with Mr. Fortune dated as of March 11, 1999, which we assumed in connection with our acquisition of Checkpoint Holdings, Ltd., which is now our wholly owned subsidiary, Bottomline Technologies Limited (Bottomline Europe). The service agreement remains in effect, absent incapacity or our termination for cause, until terminated by at least 12 months’ written notice by us or Mr. Fortune. We also have the right to terminate the agreement on less than 12 months’ written notice, but we are required to pay Mr. Fortune his salary and other contractual benefits under the service agreement for the 12-month notice period. If the agreement is terminated for incapacity or cause, we are not required to pay Mr. Fortune any compensation other than accrued compensation.

For purposes of Mr. Fortune’s service agreement, “cause” means the discharge of the employee resulting from, among other things:

•	a felony conviction;

•	the failure to attend to material duties or obligations; or

•	the deliberate discrimination or harassment on grounds on race, sex or disability.

Pursuant to the service agreement, Mr. Fortune was paid an annual base salary of $214,650 in fiscal 2003. In accordance with a bonus plan setting forth certain financial and operational goals, Mr. Fortune received a bonus of $65,446 in fiscal 2003. Mr. Fortune also received a car allowance of $19,080 in fiscal 2003 pursuant to the service agreement.

Pursuant to the service agreement, Mr. Fortune also agreed not to compete with the company for a period of 12 months after the termination of his employment within the United Kingdom in any business which is competitive with the company’s business and with which Mr. Fortune had been involved with during the 12 months immediately preceding the termination of the agreement. In addition, Mr. Fortune also agreed that during this 12-month period, he would not solicit the company’s customers or other employees.

Retention Agreement

We entered into a retention agreement with Mr. Bishop as of September 12, 2002. The retention agreement provides that the term is until the earlier of (a) May 31, 2004 or (b) 12 months after we experience a change in control if Mr. Bishop is employed by us at the time of such change in control.

If Mr. Bishop’s employment is terminated within 12 months after a change in control by us without cause or by Mr. Bishop for good reason (each as described below), then (a) all outstanding options held by Mr. Bishop would become immediately exercisable in full and (b) Mr. Bishop would be entitled to a lump sum payment and the continuation of benefits for a period of 12 months. The lump sum payment would equal the sum of (a) his then base salary for the prior six months, (b) 50% of the maximum amount of bonus he was eligible to earn in the most recently completed fiscal year and (c) an amount equal to a portion of the bonus he was paid or would be payable to him for the most recently completed fiscal year, based on the number of days Mr. Bishop was employed in the year of his termination.

The definition of “change in control” in Mr. Bishop’s retention agreement is substantially similar to the definition in the employment agreements with each of Mr. Mullen, Mr. McGurl and Mr. Eberle described above.

“Cause,” for purposes of Mr. Bishop’s retention agreement, means the discharge of the employee resulting from a felony conviction or an act or omission which would constitute a crime involving Bottomline’s property.

“Good reason” means a significant change in Mr. Bishop’s duties in a manner such that his duties following the change are substantially inconsistent with his duties prior to such change, his benefits were reduced or he were relocated.

In addition, following termination of Mr. Bishop’s employment other than for “cause”, options then held by Mr. Bishop would automatically vest in full and would be exercisable for a period of two years (or the remainder of the option term if less than two years) after the date of termination.

Compensation Committee Interlocks and Insider Participation

The current members of the compensation committee of our board of directors are Mr. Barry, Mr. Grabe and Mr. Zilinski. No executive officer of Bottomline has served as a director or member of the compensation committee of any other entity whose executive officer served as a director or member of our compensation committee.

Certain Relationships and Related Transactions

On January 8, 2002, we entered into a stock purchase agreement with General Atlantic, Mr. McGurl, chairman of our board of directors, and Mr. Loomis, a director. Pursuant to the agreement, we issued and sold to General Atlantic an aggregate of 2,100,000 shares of our common stock for gross proceeds to us of $17,325,000 and Mr. McGurl and Mr. Loomis each sold an aggregate of 300,000 shares of common stock to General Atlantic for gross proceeds to each such person of $2,475,000. Pursuant to the agreement, General Atlantic has the right to designate one person to serve on our board of directors. Mr. Grabe has been selected as such director designee and is currently serving on our board of directors. See “Proposal 1 – Election of Class II Directors.” In addition, on March 20, 2003, we entered into a second stock purchase agreement with General Atlantic pursuant to which we issued and sold 270,000 shares of common stock to General Atlantic for gross proceeds to us of $1,495,800.

On March 13, 2003 and May 15, 2003, Mr. McGurl entered into additional stock purchase agreements with General Atlantic pursuant to which Mr. McGurl sold an aggregate of 200,000 shares of common stock to General Atlantic for aggregate gross proceeds to Mr. McGurl of $1,129,000. On May 14, 2003, Mr. Loomis entered into a second stock purchase agreement with General Atlantic pursuant to which Mr. Loomis sold an additional 170,000 shares of common stock to General Atlantic for gross proceeds to Mr. Loomis of $997,900. On May 27, 2003, Mr. Fortune, President of Bottomline Europe, entered into a stock purchase agreement with General Atlantic pursuant to which Mr. Fortune sold 29,000 shares of common stock to General Atlantic for gross proceeds to Mr. Fortune of $188,500.

Audit Committee of the Board of Directors

The audit committee of our board of directors is currently composed of four members and acts under a written charter first adopted and approved by our board of directors on June 14, 2000 and subsequently amended and restated on February 7, 2003. Each of the members of the audit committee are independent directors, as defined by its charter and the rules of The Nasdaq Stock Market. We filed the original charter as an appendix to our proxy statement for the fiscal year ended June 30, 2001 and have filed the amended and restated charter as an appendix to this proxy statement.

Report of the Audit Committee of the Board of Directors

The Audit Committee oversees the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K with management, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. In addition, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent auditors the auditors’ independence from management and the Company, including the compatibility of non-audit services with the auditors’ independence.

The Committee discussed with the Company’s independent auditors the overall scope and plans for their audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held ten meetings, including by telephone conference, during fiscal year 2003.

In reliance on the reviews and discussions referred to above, the Committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2003 for filing with the Securities and Exchange Commission. The Committee and the board of directors have also recommended, subject to stockholder ratification, the selection of the Company’s independent auditors for the fiscal year ending June 30, 2004.

By the audit committee of the board of directors of Bottomline Technologies (de), Inc.

John W. Barter (since November 2002), Chairman

Joseph L. Barry, Jr.

Dianne Gregg

James W. Zilinski

Principal Accountant Fees and Services

The following table discloses the fees that Ernst & Young billed us for professional services rendered in each of the last two fiscal years:

Type of Fee	Fiscal Year Ended June 30, 2003	Fiscal Year Ended June 30, 2002
Audit Fees(1)	$360,700	$327,850
Audit Related Fees(2)	$67,250	$21,900
Tax Fees(3)	$228,340	$221,100
All Other Fees	$4,000	$1,400

(1)	Represents fees for professional services rendered in connection with the audit of our financial statements for the fiscal year indicated, reviews of the financial statements included in each of our quarterly reports on Form 10-Q during the fiscal year indicated and services performed in connection with certain registration statements filed by the Company.
(2)	Represents fees for assurance advisory services related to implementation of accounting standards, financial due diligence, acquisition accounting and the audit of our 401(k) Plan.
(3)	Represents fees for services related to tax compliance, including the preparation of domestic and international tax returns, and domestic and international tax planning.

Stock Performance Graph

The stock performance graph above compares the percentage change in cumulative stockholder return on the common stock of the company for the period from February 12, 1999, the first day of trading of our common stock, through June 30, 2003, with the cumulative total return on the Nasdaq Stock Market (U.S.) and Nasdaq Computer & Data Processing Index.

This graph assumes the investment of $100.00 in our common stock (at the closing price of our common stock on February 12, 1999), the Nasdaq Stock Market (U.S.) and Nasdaq Computer & Data Processing Index on February 12, 1999, and assumes dividends, if any, are reinvested.

	February 12, 1999	June 30, 1999	June 30, 2000	June 30, 2001	June 30, 2002	June 30, 2003
Bottomline Technologies (de), Inc.	$100.00	$258.93	$167.02	$26.38	$27.60	$39.13
Nasdaq Stock Market (U.S.)	$100.00	$115.71	$171.09	$92.99	$63.35	$70.33
Nasdaq Computer & Data Processing Index	$100.00	$114.48	$161.82	$87.77	$54.57	$58.00

PROPOSAL 2—RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

Our board of directors has selected Ernst & Young LLP as our auditors for the current fiscal year, subject to ratification by our stockholders at the annual meeting. If our stockholders do not ratify the selection of Ernst & Young LLP, our board of directors will reconsider the matter. A representative of Ernst & Young LLP, which served as our auditors for fiscal 2003, is expected to be present at the annual meeting to respond to appropriate questions and to make a statement if he or she so desires.

STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

Any proposal that a stockholder intends to present at the 2004 annual meeting of stockholders must be submitted to our principal executive offices at 325 Corporate Drive, Portsmouth, New Hampshire 03801, Attention: Corporate Secretary, no later than June 23, 2004 in order to be considered for inclusion in the proxy statement and proxy card relating to the 2004 annual meeting of stockholders. However, if the date of our 2004 annual meeting is prior to October 21, 2004 or after December 20, 2004, the deadline is 10 business days before we begin to print and mail our proxy materials for the 2004 annual meeting.

If a stockholder wishes to present a proposal at the 2004 annual meeting but has not complied with the requirements for inclusion of the proposal in our proxy materials pursuant to Rule 14a-8 under the Exchange Act, the stockholder must also give notice of the proposal to our corporate secretary at our principal executive offices. Our amended and restated by-laws require that we be given advance written notice of stockholder nominations regarding election to our board of directors and certain other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in our proxy discussed above). We must receive this notice at least 70 days, but not more than 90 days, prior to the date of the 2004 annual meeting, which is expected to be November 18, 2004. Our by-laws also specify requirements relating to the content of the notice which stockholders must provide, including a stockholder nomination for director, to be properly presented at a stockholder meeting.

HOUSEHOLDING OF PROXY STATEMENT

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of our annual report and/or proxy statement to you if you call or write us at the following address or phone number: Bottomline Technologies (de), Inc., 325 Corporate Drive, Portsmouth, New Hampshire 03801, Attention: Corporate Secretary, (603) 436-0700. If you would like to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

OTHER MATTERS

Our board of directors knows of no other business that will be presented for consideration at the annual meeting other than that described above. However, if any other business should come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse brokerage houses and other persons for their reasonable expenses in connection with this distribution.

We urge you to attend the annual meeting in person. However, in order to make sure that you are represented at the annual meeting, we also urge you to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

By order of the Board of Directors,

/s/ DANIEL M. MCGURL

Daniel M. McGurl

Chairman of the Board of Directors

October 21, 2003

Portsmouth, New Hampshire

Appendix A

BOTTOMLINE TECHNOLOGIES (DE), INC.

AUDIT COMMITTEE CHARTER

A.	Purpose

The purpose of the Audit Committee is to assist the Board of Directors’ oversight of:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence; and

•	the performance and compensation of the Company’s independent auditors.

The Audit Committee shall serve as the focal point for communication between the Board, the independent auditor and management.

B.	Structure and Membership

1.	Number. The Audit Committee shall consist of at least three members of the Board of Directors.

2.	Independence. Each member of the Audit Committee shall be “independent” as defined by the applicable rules of The Nasdaq Stock Market and Section 301 of the Sarbanes-Oxley Act of 2002 (and the applicable rules there under), except as otherwise permitted by such rules and Act. The Audit Committee shall monitor its members to confirm that they all remain independent as required by The Nasdaq Stock Market rules and shall consider whether any members of the Audit Committee have relationships with the Company that may create the appearance of a lack of independence, even though such relationships do not technically disqualify the person from being “independent”.

3.	Financial Literacy. Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, cash flow statement and notes thereto, at the time of his or her appointment to the Audit Committee.

4.	Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

5.	Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive any compensation from the Company other than director’s fees.

6.	Selection and Removal. Members of the Audit Committee shall be appointed by the Nominations and Corporate Governance Committee. The Nominations and Corporate Governance Committee may remove members of the Audit Committee from such committee, with or without cause.

C.	Authority and Responsibilities

General

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

Oversight of Independent Auditors

1.	Selection. The Audit Committee shall be solely and directly responsible for appointing, evaluating and, when necessary, terminating the independent auditor. The Audit Committee may, in its discretion, take into account the opinions of management in making such decisions. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor appointment.

2.	Independence. The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor. The Audit Committee shall confirm the regular rotation of the lead audit partner and reviewing partner, and confirm that the CEO, CFO, VP-Finance and Controller (or other persons serving in similar capacities) were not employed by the independent auditor, or if employed, did not participate in any capacity in the audit of the Company, in each case, during the one year period preceding the date of initiation of the audit.

3.	Compensation. The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

4.	Preapproval of Services. The Audit Committee shall preapprove all audit services, and non-audit services (other than de minimus non-audit services as defined by the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder)) to be provided to the Company by the independent auditor. The Audit Committee shall cause the Company to disclose in its periodic SEC reports the approval by the Audit Committee of any non-audit services performed by the independent auditor.

5.	Oversight. The independent auditor shall report directly to the Audit Committee and the Audit Committee shall have sole and direct responsibility for overseeing the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial accounting and reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, communicate with the independent auditor pursuant to paragraph (k) of Section 10A of the Securities Exchange Act of 1934 regarding:

–	critical accounting policies and practices;

–	alternative treatments of financial information within generally accepted accounting principles that have been discussed with Company management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

–	other material written communications between the independent auditor and Company management.

The Audit Committee, in connection with its oversight role, shall also review with the independent auditors, from time to time as appropriate:

(i)	audit problems or difficulties the independent auditor encountered in the course of the audit work and management’s response, including any restrictions on the scope of the independent auditor’s activities or on access to requested information and any significant disagreements with management;

(ii)	significant concerns as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material weaknesses in internal control;

(iii)	analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

(iv)	the effect of regulatory and accounting initiatives, as well as off balance sheet structures, on the financial statements of the Company;

(v)	significant risks and uncertainties with respect to the quality, accuracy or fairness of presentation of the Company’s financial statements;

(vi)	recently disclosed problems with respect to the quality, accuracy or fairness of presentation of the financial statements of companies similarly situated to the Company and recommended actions which might be taken to prevent or mitigate the risk of problems at the Company arising from such matters;

(vii)	any accounting adjustments that were noted or proposed by the auditor but were “ waived” (as immaterial or otherwise);

(viii)	accounting for unusual transactions;

(ix)	booked adjustments arising from audits; and

(x)	any recent SEC comments on the Company’s SEC reports, including in particular any unresolved or future-compliance comments.

Review of Audited Financial Statements

6.	Review of Audit Plan. The Audit Committee shall review and discuss with the Company’s management and independent auditor the Audit Plan for the Company’s Annual Audit

7.	Discussion of Audited Financial Statements. The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements prior to filing, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Audit Committee shall also review and discuss with the Company’s management and independent auditor all significant issues concerning litigation, contingencies, claims or assessments requiring disclosure in the Company’s financial statements.

8.	Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

9.	Audit Committee Report. The Audit Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.

Review of Other Financial Disclosures

10.	Earnings Release and Other Financial Information. The Audit Committee shall review and discuss the Company’s earnings press releases (including any use of “pro forma” or “adjusted” non-GAAP, information), prior to issuance.

11.

Quarterly Financial Statements. The Audit Committee shall discuss with the Company’s management and independent auditor the Company’s quarterly financial statements prior to filing, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. The Audit Committee shall also review and discuss with the Company’s management and independent auditor all significant issues concerning litigation, contingencies, claims or assessments requiring disclosure in the Company’s Financial Statements.

12.	Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by Statement on Auditing Standards (AU) §380. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

Controls and Procedures

13.	Oversight. The Audit Committee shall coordinate the Board of Director’s oversight of the Company’s internal accounting controls, the Company’s disclosure controls and procedures and the Company’s code of conduct. The Audit Committee shall receive and review the reports of the CEO and CFO required by Section 302 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder) and Rule 13a-14 of the Exchange Act.

14.	Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and response to complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

15.	Related-Party Transactions. The Audit Committee shall review all related party transactions on an ongoing basis and all such transactions must be approved by the Audit Committee.

16.	Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.	Procedures and Administration

1.	Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. Periodically, the Audit Committee shall meet separately with: (i) the independent auditor and (ii) Company management. The Audit Committee shall keep such records of its meetings as it shall deem appropriate. The Audit Committee shall confirm that the minutes of its meetings accurately describe the issues considered by the Committee, the process the Committee used to discuss and evaluate such issues and the Committee’s final determination of how to proceed. The minutes should document the Committee’s consideration of issues in a manner that demonstrates that the Committee acted with due care. The Audit Committee shall consider whether the Committee is meeting frequently enough to discharge its responsibilities appropriately.

2.	Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

3.	Reports to Board. The Audit Committee shall report regularly to the Board of Directors. The Audit Committee shall review with the full Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, or the performance and independence of the company’s independent auditors.

4.	Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

5.

Independent Advisors. The Audit Committee shall have the authority to engage and determine funding for such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

6.	Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

Approved and adopted as of this 7th day of February, 2003 by the full membership of the Board of Directors.

Daniel M. McGurl Chairman of the Board	Joseph L. Mullen Chief Executive Officer, President and Director

Robert A. Eberle Chief Operating Officer, Chief Financial Officer and Director	Joseph L. Barry, Jr. Director

John W. Barter Director	William O. Grabe Director

Dianne Gregg Director	James L. Loomis Director

James W. Zilinski Director

PROXY

BOTTOMLINE TECHNOLOGIES (de), INC.

ANNUAL MEETING OF STOCKHOLDERS

November 20, 2003

This Proxy is solicited on behalf of the Board of Directors of Bottomline Technologies (de), Inc. (the “Company”).

The undersigned, having received notice of the annual meeting of stockholders and the proxy statement therefor and revoking all prior proxies, hereby appoints Joseph L. Mullen, Daniel M. McGurl, Robert A. Eberle and John A. Burgess (with full power of substitution), as proxies of the undersigned, to attend the annual meeting of stockholders of the Company to be held on Thursday, November 20, 2003, and any adjourned or postponed session thereof, and there to vote and act as indicated upon the matters on the reverse side in respect of all shares of common stock which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

Attendance of the undersigned at the annual meeting of stockholders or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicate(s) thereat the intention of the undersigned to vote said shares of common stock in person. If the undersigned hold(s) any of the shares of common stock in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

Please vote, date and sign on reverse side and return promptly in the enclosed postage pre-paid envelope.

Has your address changed? Do you have any comments?

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE

DETACH HERE

☒ Please mark votes as in this example.

The shares of common stock of Bottomline Technologies (de), Inc. represented by this proxy will be voted as directed by the undersigned for the proposals herein proposed by the Company. If no direction is given with respect to any proposal specified herein, this proxy will be voted FOR the proposal. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or any adjournment thereof.

1.	To elect the following people as Class II directors for the ensuing three years:

William O. Grabe

Joseph L. Mullen

James W. Zilinski

FOR ALL NOMINEES ☐	WITHHOLD ☐

FOR ALL EXCEPT  ☐                                                                                                                                         Instruction: For all nominees except as noted above (write nominee(s) name in the space provided above).

2.	To ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the current fiscal year.

☐ FOR	☐ AGAINST	☐ ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND NOTE ON REVERSE SIDE [            ]

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.

Please be sure to sign and date this proxy below.

Stockholder(s) sign here:	Date:
Stockholder(s) sign here:	Date: